UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2008

AgFeed Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1095 Qing Lan Avenue

Economic and Technical Development Zone

Nan Chang City, Jiangxi Province

China, 330013

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:	86-0791-2189636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2008, AgFeed Industries, Inc. (the "Company") entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with two institutional investors (collectively, the “Investors”) in connection with a registered direct offering of securities providing for the issuance of 625,000 shares of the Company’s Common Stock at price of $16.00 per share for aggregate gross proceeds of $10,000,000.

The Common Stock for the registered offering was issued pursuant to a prospectus supplement filed with the Commission on April 21, 2008, in connection with a shelf takedown from the Company’s Registration Statement on Form S-3 (File No. 333-144386) which was declared effective by the Commission on January 11, 2008.

The closing under the Securities Purchase Agreement took place on April 21, 2008. The placement agent for this transaction was Rodman & Renshaw, LLC, which received a fee of six percent (6%) of the gross proceeds, or $600,000.

The Securities Purchase Agreement contains representations, warranties, and covenants of the Company and the Investors which are typical for transactions of this type.

This summary is not complete, and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review that agreement or form of agreement for a more complete understanding of the terms and conditions associated with this transaction.

The provisions of the Securities Purchase Agreement, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.13          Securities Purchase Agreement dated April 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 22, 2008

AGFEED INDUSTRIES, INC.
By:/s/Junhon_Xiong Junhong Xiong Chief Executive Officer